SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2020

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah (State or other jurisdiction of incorporation or organization)	Commission File Number 000-27039	98-1246221 (I.R.S. Employer Identification Number)

1340 West Valley Parkway Suite #205 Escondido, California 92029

(Address of Principal Executive Offices and Zip Code)

(888) 777-4362

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02 Termination of a Material Definitive Agreement.

(a) On February 3, 2020, the Registrant terminated a material definitive agreement not made in the ordinary course of its business originally entered into on April 15, 2019. The parties are the Registrant and Natural Plant Extract of California, Inc., a California corporation, and its wholly owned subsidiaries, Green Ethos LLC, Northern Lights Distribution LLC, and, Block Chain 420, all California limited liability companies (collectively, “NPE”). With the exception of the entry into the subject material definitive agreement, no material relationship exists between the Registrant, or any of the Registrant’s affiliates or control persons on the one hand, and NPE, and any of its affiliates or control persons on the other hand.

The Original Material Definitive Agreement

Pursuant to the original material definitive agreement, the Registrant agreed to acquire twenty percent (equal to 200,000) of NPE’s authorized shares in exchange for Registrant’s payment of two million dollars and one million dollars worth of the Registrant’s restricted common stock. The Registrant and NPE agreed to form a joint venture incorporated in California under the name “Viva Buds, Inc.” (“Viva Buds”) for the purpose of operating a California licensed cannabis distribution business pursuant to California law legalizing cannabis for recreational and medicinal use.

The Registrant’s payment obligations were governed by a stock purchase agreement which required the Registrant to the following payment schedule:

a.        Deposit of $350,000 within 5 days of the execution of the material definitive agreement;

b.        Deposit of $250,000 payable within 30 days;

c.        Deposit of $400,000 within 60 days;

d.        Deposit of $500,000 within 75 days;

e.        Deposit of $500,000 within 90 days

The Registrant made its initial payment pursuant to this schedule, but otherwise failed to comply with the payment schedule and was in breach of contract.

Settlement and Release of All Claims Agreement

On February 3, 2020, the Registrant and NPE entered into a Settlement and Release of All Claims Agreement. In exchange for a complete release of all claims, the Registrant and NPE (1) agreed to reduce the Registrant’s interest in NPE from 20% to 5%; (2) the Registrant agreed to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (3) to retire the balance of the Registrant’s original valuation obligation from the material definitive agreement, representing a shortfall of $56,085.15, in a convertible promissory note issued by the Registrant, with terms allowing NPE to convert the note into common stock of MCOA at a 50% discount to the closing price of MCOA’s common stock as of the maturity date.

The Parties agreed to notify the city of Lynwood and State of California regarding the change in ownership concerning cannabis licensing. The Registrant agreed to assume and pay for all fees related to reducing its ownership in the cannabis licenses with the State of California and City of Los Angeles, as well as all associated fees, costs and legal fees.

Finally, the Registrant agreed to transfer all related assets regarding VivaBuds and the joint venture to NPE as of the Effective Date, and the Registrant shall not be responsible for any further VivaBuds operational expenses.

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Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
10.1	Joint venture agreement	Incorporated by reference from April 17, 2019 Form 8-K
10.2	Material definitive agreement	Incorporated by reference from April 17, 2019 Form 8-K
10.3	Stock purchase agreement	Incorporated by reference from April 17, 2019 Form 8-K
10.4	Settlement and Release of All Claims Agreement	Filed herewith
10.5	Convertible Promissory Note	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 7, 2020

MARIJUANA COMPANY OF AMERICA, INC.

By: /s/ Jesus Quintero

Jesus Quintero

(Principal Executive Officer)

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